UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2008

NAVISTAR FINANCIAL CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-04146	36-2472404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road

Schaumburg, Illinois 60173

(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 24, 2008, Navistar Financial Corporation (“NFC”) entered into Amendment No. 8 to Receivables Purchase Agreement, dated October 24, 2008, among Truck Retail Accounts Corporation (“TRAC”), NFC, JS Siloed Trust and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A. (the “Agent’).

On October 24, 2008, NFC entered into Account Control Agreement, dated October 24, 2008, among TRAC, as seller, NFC, as servicer, the Agent, as secured party, and The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A., as securities intermediary.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Amendment No. 8 to Receivables Purchase Agreement, dated October 24, 2008, among Truck Retail Accounts Corporation, Navistar Financial Corporation, JS Siloed Trust and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A.

Exhibit 10.2	Account Control Agreement, dated October 24, 2008, among Truck Retail Accounts Corporation, as seller, Navistar Financial Corporation, as servicer, JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A., as secured party, and The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A., as securities intermediary.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION

/s/ John V. Mulvaney, Sr.
By:	John V. Mulvaney, Sr.
Its:	Vice President, Chief Financial Officer and Treasurer

Date: October 24, 2008

INDEX OF EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Amendment No. 8 to Receivables Purchase Agreement, dated October 24, 2008, among Truck Retail Accounts Corporation, Navistar Financial Corporation, JS Siloed Trust and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A.

Exhibit 10.2	Account Control Agreement, dated October 24, 2008, among Truck Retail Accounts Corporation, as seller, Navistar Financial Corporation, as servicer, JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A., as secured party, and The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A., as securities intermediary.